Exhibit 99.2

            The Exploration Company Reports 2003 Earnings

    SAN ANTONIO--(BUSINESS WIRE)--March 5, 2004--The Exploration Company (Nasdaq:TXCO) today reported earnings and financial results for the year ended Dec. 31, 2003.
    The Company reported net income for 2003 of $40,877, or $0.002 per share, compared with a loss of $310,970 or ($0.016) per share for 2002. All per-share amounts are on a diluted basis. Total 2003 revenues rose to $39.5 million, more than double 2002 revenues. TXCO's 2003 oil and gas sales increased by more than 50 percent from the prior year, primarily due to a 45 percent increase in oil production and higher realized commodity prices, partially offset by a 15 percent decrease in gas production. The Company's average realized product prices were $5.05 per thousand cubic feet equivalent (Mcfe), a 38 percent increase from $3.67 per Mcfe in 2002. Annual revenues from the Company's gas gathering operations were also sharply higher, reaching $15.1 million versus $2.6 million in 2002. The five-fold increase reflects the first full year of operation since the pipeline's acquisition in mid-2002, higher throughput volumes of third-party gas and higher realized gas prices. Total assets rose to a record $84.2 million at year-end 2003, a 59 percent increase over the prior year.
    Cash flow, or net cash provided by operating activities, rose to a record $15.2 million, a 105 percent increase from $7.4 million in 2002. Ebitda -- earnings before income taxes, interest expense, depreciation, depletion, amortization, impairment and abandonment expense -- reached $12.6 million, or $0.59 per share, a 66 percent increase from $7.6 million, or $0.40 per share, in 2002. See the accompanying table for a reconciliation of GAAP and non-GAAP measures utilized in calculating Ebitda.
    TXCO achieved a 186 percent drillbit reserve replacement rate, in 2003. The Company's 2003 year-end proved oil and gas reserves rose 21 percent to a record 28.4 billion cubic feet equivalent (Bcfe), up from
23.5 Bcfe in 2002, as reported by Netherland, Sewell & Associates, Inc., its independent reservoir engineers. Overall oil and gas production in 2003 totaled 4.83 Bcfe, an 11 percent increase from 4.37 Bcfe produced in 2002.
    Subsequent to Dec. 31, 2003, several European investors elected to exercise their warrants for the purchase of 1.238 million shares of TXCO common stock at $3.00 per share, netting the Company $3.5 million after expenses. Upon exercise of the warrants, TXCO's issued and outstanding common shares increased to approximately 23.38 million shares, compared to 22.14 million shares at year-end 2003.

    Management's Perspective

    "Our prospects continue to be very bright as we mark another record-setting year," said President and CEO James E. Sigmon. "The Company had a successful 2003, drilling a record number of wells, and our ambitious exploration and development program continues in 2004. Although we did not have the full measure of success we anticipated in 2003, the information gained from last year's drilling program will be very beneficial as this year's drilling program gets under way. Our expanding Georgetown horizontal gas play and the imminent completion attempt of our deep Jurassic wildcat well are only the beginning of an exciting new year for our shareholders. We continue to enjoy a solid financial structure, with record cash flows, growing reserves and conservative debt levels compared to our peers, allowing us to actively pursue the potential we see in the Maverick Basin's multiple pay opportunities."
    Sigmon highlighted an expansive list of Company achievements in 2003, confirming his confidence in TXCO's expanded opportunities and continued success:

    -- Drilled or participated in 80 oil and gas wells in seven separate plays

    -- Attained a four-year, 46 percent compounded annual asset growth rate

    -- Attained record cash flows from operations, extending a five year growth trend

    -- Grew Maverick Basin 3-D seismic database from 455 to over 720 square miles

    About The Exploration Company

    The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin in Southwest Texas. Its long-term business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally develop a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on the Nasdaq Stock Market under the symbol "TXCO."

    Forward-Looking Statements

    Statements in this press release which are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to expected establishment of reserves, drilling plans, including the timing, category, number, depth, cost and/or success of wells to be drilled, expected geological formations or the availability of specific services or technologies. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended December 31, 2002, and its Form 10-Q for the quarter and year-to-date period ended Sept. 30, 2003. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's website at www.txco.com. Copies are available without charge, upon request from the Company.

    (Financial Information and Selected Operational Tables Follow)


                       THE EXPLORATION COMPANY
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)


                                      December 31
                              -------------------------
                                   2003         2002
-------------------------------------------------------

Assets

Current Assets
  Cash and equivalents         $6,180,560    $2,333,688
  Accounts receivable:
  Joint interest owners           564,116       744,395
  Oil and gas production        4,273,849     4,373,875
  Prepaid expenses and
   other                          718,853       503,176
                              -------------------------
    Total Current Assets       11,737,378     7,955,134

Property and Equipment, net
 - successful efforts
 method of accounting for
 oil and gas properties        66,155,827    39,327,867

Other Assets
  Deferred tax asset            5,232,718     5,232,718
  Other assets                  1,080,290       520,600
                              -------------------------
Total Other Assets              6,313,008     5,753,318
                              -------------------------

Total Assets                  $84,206,213   $53,036,319
                              =========================


                       THE EXPLORATION COMPANY
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)


                                      December 31
                              -------------------------
                                  2003          2002
-------------------------------------------------------
Liabilities And
 Stockholders' Equity

Current Liabilities
  Accounts payable, trade      $8,186,705    $3,695,160
  Other payables and
   accrued liabilities          3,709,016     3,176,564
  Undistributed revenue           416,399     1,894,144
  Current portion of
   long-term debt               1,752,286     1,073,773
                              -------------------------
    Total Current
     Liabilities               14,064,406     9,839,641

Long-Term Liabilities
  Long-term debt, net of
   current portion             15,425,598     6,143,458
  Redeemable preferred
   stock, Series B
     (redemption value -
      $16 million)             10,135,335            --
  Accrued dividends -
   preferred stock                 57,732            --
  Asset retirement
   obligation                   1,537,600            --
                              -------------------------
    Total Long-Term
     Liabilities               27,156,265     6,143,458

Minority Interest in
 Consolidated Subsidiaries        193,441        82,846

Stockholders' Equity
  Preferred Stock, Series
   A; authorized 10,000,000
   shares, issued and
     outstanding -0- shares
  Common stock, par value
   $0.01 per share; authorized
   50,000,000 shares, issued
   22,242,849 and 20,109,516
   shares, and outstanding
   22,143,049 and 20,009,716      222,428       201,095
  Additional paid-in
   capital                     63,976,021    58,216,504
  Accumulated deficit         (21,160,341)  (21,201,218)
  Less treasury stock, at
   cost, 99,800 shares           (246,007)     (246,007)
                              -------------------------
    Total Stockholders'
     Equity                    42,792,101    36,970,374
                              -------------------------

Total Liabilities And
 Stockholders' Equity         $84,206,213   $53,036,319
                              =========================


                       THE EXPLORATION COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)


                                      Years Ended December 31
                               -------------------------------------
                                  2003          2002         2001
--------------------------------------------------------------------
Revenues
  Oil and gas sales            $24,390,767  $16,049,798  $13,350,699
  Gas gathering operations      15,145,154    2,596,955           --
  Other operating income             9,281      311,611      408,221
                               -------------------------------------
    Total Revenues              39,545,202   18,958,364   13,758,920

Costs and Expenses
  Lease operations               4,408,205    4,081,162    2,406,688
  Production taxes               1,501,041      973,078      959,143
  Exploration expenses           2,187,216    1,567,098    2,986,036
  Impairment and abandonments    2,522,548    1,246,495    2,652,705
  Gas gathering operations      15,136,279    2,625,313           --
  Depreciation, depletion and
   amortization                  8,627,678    6,500,625    3,201,517
  General and administrative     3,716,439    2,025,440    1,481,284
                               -------------------------------------
    Total Costs and Expenses    38,099,406   19,019,211   13,687,373
                               -------------------------------------

Income (loss) from operations    1,445,796      (60,847)      71,547

Other Income (Expense)
  Interest income                   26,626       46,663      188,061
  Interest expense              (1,365,233)    (273,213)    (128,373)
  Loan fee amortization            (17,604)     (14,507)          --
                               -------------------------------------
    Total Other Income
     (Expense)                  (1,356,211)    (241,057)      59,688
                               -------------------------------------

Income (loss) before income
 taxes, minority interest and
  cumulative effect of change
   in accounting principle          89,585     (301,904)     131,235
Minority interest in income
 of subsidiaries                    75,292      (84,066)    (106,518)
                               -------------------------------------

Income (loss) before income
 taxes and cumulative effect
 of change in accounting
 principle                         164,877     (385,970)      24,717
Income tax (expense) benefit,
 net                               (50,000)      75,000      (75,000)
Cumulative effect of change
 in accounting principle, net
 of tax                            (74,000)          --           --
                               -------------------------------------

Net Income (Loss)                  $40,877    $(310,970)   $(50,283)
                               =====================================

Earnings (Loss) Per Share:
Basic earnings before
 cumulative effect of change
 in accounting principle           $ 0.006     $ (0.016)   $  (0.003)
Cumulative effect of change
 in accounting principle            (0.004)          --           --
                               -------------------------------------
    Basic Earnings Per Share        $0.002      $(0.016)     $(0.003)
                               =====================================

Diluted earnings before
 cumulative effect of change
 in accounting principle           $ 0.005     $ (0.016)      (0.003)
Cumulative effect of change
 in accounting principle            (0.003)          --           --
                               -------------------------------------
    Diluted Earnings Per
     Share                          $0.002      $(0.016)     $(0.003)
                               =====================================

Weighted average number of
 common shares outstanding:
    Basic                       20,781,223   19,080,847   17,441,242
    Diluted                     21,295,257   19,080,847   17,441,242


                        THE EXPLORATION COMPANY
       CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
          YEARS ENDED DECEMBER 31, 2003, 2002, 2001 AND 2000
                              (UNAUDITED)


                           Common Stock         Additional
                       ----------------------     Paid-in
                          Shares     Amount       Capital
----------------------------------------------------------
Balance at December
 31, 2000               17,471,849   $174,718  $43,986,983

Common stock options
 exercised                  25,000        250       31,000
Purchases of treasury
 stock, at cost                 --         --           --
Net loss for the year           --         --           --
                       -----------------------------------

Balance at December
 31, 2001               17,496,849    174,968   44,017,983

Common stock options
 exercised                 113,000      1,130      171,625
Issuance of common
 stock - net of
 expenses of $946,112    2,499,667     24,997   14,026,896
Net loss for the year           --         --           --
                       -----------------------------------

Balance at December
 31, 2002               20,109,516    201,095   58,216,504

Issuance of common
 stock - net of expenses
 of $400,959             2,133,333     21,333    5,741,641
Other adjustments               --         --       17,876
Net income for the
 year                           --         --           --
                       -----------------------------------

Balance at December
 31, 2003               22,242,849   $222,428  $63,976,021
                       ===================================


                       Accumulated  Treasury
                         Deficit     Stock       Total
                       -----------------------------------

Balance at December
 31, 2000             $(20,839,965)       $--  $23,321,736

Common stock options
 exercised                      --         --       31,250
Purchases of treasury
 stock, at cost                 --   (246,007)    (246,007)
Net loss for the year      (50,283)        --      (50,283)
                       -----------------------------------

Balance at December
 31, 2001              (20,890,248)  (246,007)  23,056,696

Common stock options
 exercised                      --         --      172,755
Issuance of common
 stock - net of expenses
 of $946,112                    --         --   14,051,893
Net loss for the year     (310,970)        --     (310,970)
                       -----------------------------------

Balance at December
 31, 2002              (21,201,218)  (246,007)  36,970,374

Issuance of common
 stock - net of
 expenses of $400,959           --        --     5,762,974
Other adjustments               --        --        17,876
Net income for the
 year                       40,877         --       40,877
                       -----------------------------------

Balance at December
 31, 2003             $(21,160,341) $(246,007) $42,792,101
                       ===================================


                       THE EXPLORATION COMPANY
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (UNAUDITED)

                                        Years Ended December 31
                               ---------------------------------------
                                    2003         2002         2001
----------------------------------------------------------------------
Operating Activities
Net income (loss)                  $40,877    $(310,970)    $(50,283)
Adjustments to reconcile net
 income (loss) to net cash
 provided by operating
 activities:
    Depreciation, depletion
     and amortization            8,627,678    6,500,625    3,201,517
    Impairments and
     abandonments                2,522,548    1,246,495    2,652,705
    Minority interest in
     (income) loss of
     subsidiaries                  (75,292)      84,066      106,518
    Cumulative effect of
     change in accounting
     principle                      74,000           --           --
    Non-cash interest
     expense and accretion
     of liability - redeemable
     preferred stock               677,002           --           --
Changes in operating assets
 and liabilities:
      Receivables                  280,305   (3,175,627)   1,462,023
      Prepaid expenses and
       other                      (215,677)    (229,573)     (46,687)
      Accounts payable and
       accrued expenses          3,226,251    3,274,414    1,238,229
                               ---------------------------------------
Net cash provided by
 operating activities           15,157,692    7,389,430    8,564,022

Investing Activities
  Development and purchases
   of oil and gas properties   (36,071,216) (27,381,247) (13,675,327)
  Purchase of other
   equipment                      (396,925)          --           --
  Proceeds from sale of oil
   and gas properties                   --      200,000    2,005,133
  Changes in minority
   interests                       185,886     (434,325)    (108,902)
  Other changes                         --      (39,036)    (116,007)

                               ---------------------------------------
Net cash (used) by
 investing activities          (36,282,255) (27,654,608) (11,895,103)

Financing Activities
  Proceeds from issuance of
   redeemable preferred
   stock, net of offering costs  9,229,931           --           --
  Proceeds from long-term
   debt obligations             11,190,530    7,439,915      153,231
  Payments on long-term
   debt obligations             (1,229,876)  (1,084,861)    (486,244)
  Proceeds from common
   stock transactions, net
   of expenses                   5,780,850   14,224,648       31,250
  Purchases of treasury
   stock                                --           --     (246,007)
                               -------------------------------------
Net cash provided (used) by
 financing activities           24,971,435   20,579,702     (547,770)
                               -------------------------------------
Change in Cash and
 Equivalents                     3,846,872      314,524   (3,878,851)

Cash and Equivalents at
 Beginning of Year               2,333,688    2,019,164    5,898,015
                               -------------------------------------
Cash and Equivalents at End
 of Year                        $6,180,560   $2,333,688   $2,019,164
                               =====================================
Supplemental Disclosures:
  Cash paid for interest        $1,200,230     $273,213     $128,373
  Cash paid for income
   taxes                                --           --       75,000


                        THE EXPLORATION COMPANY
                        SELECTED OPERATING DATA


                                   Year Ended Dec. 31,
                                 -----------------------
                                     2003        2002
                                 -----------------------
Net cash provided by
 operating activities             $15,157,692 $7,389,430

Debt to asset ratio                     34.3%      13.6%

Production

Oil:
  Production, in barrels              454,000    314,000
  Average sales price per
   barrel                              $28.30     $24.56

Natural Gas:
  Production, in Mcf                2,108,000  2,487,000
  Average sales price per
   Mcf                                  $5.48      $3.35

Equivalent Basis:
   Production in Boe                  805,400    728,500
   Average sales price per
    Boe                                $30.28     $22.03

   Production in Mcfe               4,832,300  4,371,000
   Average sales price per
    Mcfe                                $5.05      $3.67

Selected Operating Data
   Production volume - oil
    properties in barrels             441,700    295,500
   Lifting costs-oil (Incl Prod
   & Sev Tax)                      $3,350,700 $2,679,500
   Lifting costs per barrel             $7.59      $9.07

   Production volume - gas
    properties in Mcf               2,096,600  2,474,500
   Lifting costs-gas (Incl Prod
    & Sev Tax)                     $2,558,600 $2,374,700
   Lifting costs per Mcf                $1.22      $0.96

   Production volume-gas properties,
    excluding CBM                   2,063,500  2,442,100
   Lifting costs - gas
    (Incl. Prod. & Sev. Tax),
     excluding CBM                 $2,103,200 $1,775,400
   Lifting costs per Mcf
    excluding CBM activities            $1.02      $0.73

   Depletion cost per Boe              $10.45      $8.36

   Depletion cost per Mcfe              $1.74      $1.39


             Reconciliation of GAAP and Non-GAAP Measures

     Ebitda represents net income before income taxes, interest expense, depreciation, depletion, amortization, impairment and abandonment expense. We believe Ebitda provides a more complete analysis of TXCO's operating performance and debt servicing ability relative to other companies, and of our ability to fund capital expenditure and working capital requirements. This measure is widely used by investors and rating agencies. Ebitda, with certain negotiated adjustments, is referenced in TXCO's financial covenants and required in reporting under our credit facility. Ebitda is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP.


($ in thousands)            2003     2002
                           ------   ------

Net cash provided by
 operating activities     $15,158  $7,389
Current taxes                  50     (75)
Impairment &
 abandonments               2,523   1,246
Interest, net               1,356     241
Changes in assets
 and liabilities           (6,489) (1,199)
                           ------  ------


Ebitda                     12,598   7,602


Less:
Impairment and
 abandonments               2,523   1,246
Interest, net               1,356     241
Income taxes                   50     (75)
DD&A                        8,628   6,501
                           ------  ------

Net Income                    $41   $(311)
                           ======  ======

    CONTACT: The Exploration Company, San Antonio
             Investors:
             Roberto R. Thomae, 210-496-5300, ext. 214
             bthomae@txco.com
             or
             Media:
             Paul Hart, 210-496-5300, ext. 264
             pdhart@txco.com